Joint Filer Information

NAME: GLG Partners Limited

ADDRESS:  c/o GLG Partners LP
           1 Curzon Street
           London W1J 5HB
           England

DESIGNATED FILER: GLG Partners LP

ISSUER AND TICKER SYMBOL: ZBB Energy Corporation (ZBB)

DATE OF EVENT REQUIRING STATEMENT: April 24, 2009

SIGNATURE:

                   By: /s/ Victoria Parry
                       ----------------------
                   Name:  Victoria Parry
                   Title: Senior Legal Counsel of GLG Partners LP

                   By: /s/ Emmanuel Roman
                       -----------------------
                   Name:  Emmanuel Roman
                   Title: Managing Director


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                             Joint Filer Information

NAME: GLG Partners Inc.

ADDRESS:  c/o GLG Partners LP
           1 Curzon Street
           London W1J 5HB
           England

DESIGNATED FILER: GLG Partners LP

ISSUER AND TICKER SYMBOL: ZBB Energy Corporation (ZBB)

DATE OF EVENT REQUIRING STATEMENT: April 24, 2009

SIGNATURE:


                   By: /s/ Alejandro R. San Miguel
                       ---------------------------------
                   Name: Alejandro R. San Miguel
                   Title: General Counsel and Corporate Secretary